BONDS.COM GROUP, INC. 8-K

Exhibit 10.8

EXECUTION VERSION

BONDS.COM GROUP, INC.

2011 EQUITY PLAN

AMENDMENT NO. 1 TO NOTICE OF STOCK OPTION GRANT AND STOCK OPTION
AGREEMENT

(Grant Date: February 2, 2011; Exercise Price: $0.105)

This AMENDMENT NO. 1 TO NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT (this “Amendment”), is made as of August 1, 2012, between BONDS.COM GROUP, INC., a Delaware corporation (the “Company”), and DAVID J. WEISBERGER (the “Optionee”). All capitalized terms that are used but not expressly defined in this Amendment have the respective meanings given to them in the Notice of Option Grant (the “Grant Notice”) and the Stock Option Agreement (the “Agreement”), each dated as of February 2, 2011, between the Company and the Optionee, and the definitions of those terms in the Grant Notice and Agreement are incorporated by reference in this Amendment.

Background

On February 2, 2011, the Company granted to the Optionee a stock option to purchase up to 5,000,000 shares of the Company’s Common Stock, par value $0.0001 per share, at an exercise price per share equal to $0.105, subject to the terms, conditions and restrictions of the Grant Notice and Agreement (the “Option”).

Pursuant to a Consulting Agreement dated the date hereof between the Company and the Optionee (the “Consulting Agreement”), the Company and the Optionee have agreed to amend the terms of the Option to provide that (a) the Option will vest on a quarterly basis in equal amounts over a period of one (1) year from July 31, 2012 (the “Termination Date”) with respect to all unvested shares as of the date hereof, and (b) the Option will remain exercisable for a period of three (3) years from the Termination Date, notwithstanding the eighteen (18) month period to exercise the Option set forth in Section 5(b)(ii) of the Agreement, and in each case, unless the (i) the Optionee breaches any of his obligations under Sections 5 or 10.1 of the Separation Agreement dated as of the date hereof between the parties (the “Separation Agreement”), (ii) Company terminates the Optionee for Cause (as defined in the Consulting Agreement, except that clause (iv) under such definition shall not apply for such purpose) under the terms of the Consulting Agreement, or (iii)0 the Optionee breaches any of his obligations under Sections 11 or 12 of the Consulting Agreement.  This Amendment is one of the Option Amendments referred to in Section 3 of the Consulting Agreement.

Operative Terms

The parties agree as follows:

1.   Amendment of Grant Notice. Subject to the terms of Section 3 below, the Grant Notice is hereby amended such that the “Vesting/Exercise Schedule” set forth in the Grant Notice is deleted in its entirety and replaced with the following

“Vesting/Exercise Schedule:  2,083,335 Option Shares vested on a quarterly basis in equal amounts over the period of February 2, 2011 through May 2, 2012.  The remaining 2,916,665 Option Shares vest on a quarterly basis in equal amounts on the following dates during the Consulting Term (as defined in the Consulting Agreement):  October 31, 2012, January 31, 2013, April 20, 2013, and July 31, 2013.”

2.   Amendment of Agreement. Subject to the terms of Section 3 below, the Agreement is hereby amended by deleting Section 5 of the Agreement in its entirety and replacing it with the following:

“5.           Termination of Relationship. The Option shall continue to vest pursuant to the “Vesting/Exercise Schedule” set forth in the Notice (as amended by Amendment No. 1 to Notice of Stock Option Grant and Stock Option Agreement) and the Optionee shall have through the date of July 31, 2015 to exercise the Option.  If the Optionee does not exercise the Option within the termination period set forth in the preceding sentence, the Option shall terminate in its entirety and any Shares for which the Option is not exercisable or exercised pursuant to such Notice and this Section 5 shall be forfeited.”

3.   Termination of Amendment.  Sections 1 and 2 of this Amendment shall be terminated automatically upon the occurrence of any of the following: (a) the Optionee breaches any of his obligations under Sections 5 or 10.1 of the Separation Agreement, (b) the Optionee is terminated for Cause (as defined in the Consulting Agreement except that a termination pursuant to clause (iv) of such definition shall not be deemed a termination for Cause for purposes of this Section 3) by the Company under the Consulting Agreement, or (c) the Optionee breaches any of his obligations under Sections 11 or 12 of the Consulting Agreement.  In the event of such a termination of Sections 1 and 2 of this Amendment, then (x) the terms of Sections 1 and 2 of this Amendment shall not survive such termination, (y) the parties shall refer to the Grant Notice and Agreement, in each case prior to the execution of this Amendment, to determine their respective rights and obligations with respect to the Grant Notice and Section 5 of the Agreement, and (z) any exercise of this Option and/or issuance of Shares that would not be permissible under the Grant Notice and the Agreement, without reference to Sections 1 and 2 of this Amendment, shall be forfeited and deemed null and void and without effect and the Optionee shall deliver promptly any certificates or other documents requested by the Company for the transfer to the Company of such forfeited Shares.  For avoidance of doubt and notwithstanding anything in this Amendment, the Grant Notice, the Plan or the Agreement to the contrary, the “Termination Date” for purposes of the Grant Notice and Agreement shall be July 31, 2012, and nothing herein or otherwise shall be interpreted to extend such date.

4.   Execution.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, notwithstanding that all of the parties are not signatories to the original or the same counterpart. A party’s receipt of a facsimile signature page or portable document format (PDF) copy of a signature page to this Amendment shall be treated as the party’s receipt of an original signature page.

5.   Entire Agreement; Ratification.  This Amendment records the final, complete, and exclusive understanding among the parties regarding the amendment of the Grant Notice and the Agreement. As amended by this Amendment, the Grant Notice and the Agreement are ratified and remain in full force and effect in accordance with its terms.

[Signature Page Follows]

SIGNATURE PAGE TO
AMENDMENT NO. 1 TO NOTICE OF STOCK OPTION GRANT AND STOCK OPTION
AGREEMENT

The undersigned have executed this Amendment as of the date first written above.

“Company”

BONDS.COM GROUP, INC., a Delaware corporation

By:	/s/ John Ryan
Name:	John Ryan
Title:	Chief Financial Officer

“Optionee”

/s/ David J. Weisberger
DAVID J. WEISBERGER